UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 14, 2013

Date of Report (Date of earliest event reported)

MAXIM INTEGRATED PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34192	94-2896096
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 Rio Robles

San Jose, California 95134

(Address of principal executive offices including zip code)

(408) 601-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 14, 2013, Maxim Integrated Products, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC in their capacities as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, the Company agreed to issue and sell to the Underwriters, and the Underwriters agreed to purchase for resale to the public, $500,000,000 aggregate principal amount of the Company’s 2.500% Senior Notes due 2018 (the “Notes”). The Notes will be sold to the Underwriters at an issue price of 98.959% of the principal amount thereof, and the Underwriters will offer the Notes to the public at a price of 99.559% of the principal amount thereof. The offering of the Notes is expected to be completed on November 21, 2013.

The Company expects to receive net proceeds of approximately $494 million from the offering. The Company intends to use the net proceeds from the offering for general corporate purposes, including acquisitions, and to repurchase shares of its common stock.

The Notes will be direct, unsecured obligations of the Company and will rank equally with all of the Company’s existing and future unsecured and unsubordinated obligations. Interest on the Notes will be payable semi-annually on May 15 and November 15 of each year, beginning on May 15, 2014.

The Notes are being offered and sold by the Company pursuant to a registration statement on Form S-3 (File No. 333-190576) (the “Registration Statement”).

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

Item 8.01.	Other Events.

On November 14, 2013, the Company issued a press release announcing the pricing of its offering of the Notes. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

Number	Description

1.1	Underwriting Agreement, dated November 14, 2013, between Maxim Integrated Products, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, in their capacities as representatives of the several underwriters named therein.

99.1	Press release, dated November 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2013

MAXIM INTEGRATED PRODUCTS, INC.

By:	/s/ Bruce Kiddoo

Bruce Kiddoo
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated November 14, 2013, between Maxim Integrated Products, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, in their capacities as representatives of the several underwriters named therein.

99.1	Press release, dated November 14, 2013.